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                                                                      EXHIBIT 11

                          APPALACHIAN BANCSHARES, INC.

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



The following tabulation presents the calculation of primary and fully diluted earnings per common share for the six month period ended June 30, 1997 and 1996.





                                                         Six Months Ended June 30
                                                       ---------------------------
                                                            1997          1996
                                                       -------------  ------------
Reported net income                                      $464,123        $210,305

Earnings on common shares                                $464,123        $210,305
                                                         ========        ========

Weighted average common shares outstanding                576,397         568,000
                                                         ========        ========


Earnings per common share - primary and fully diluted
 Income form continuing operations                       $    .81        $    .37
                                                         ========        ========

Net income                                               $    .81        $    .37
                                                         ========        ========